SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): SEPTEMBER 27, 1996



                         VALUEVISION INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)



                                    MINNESOTA
                 (State or Other Jurisdiction of Incorporation)


         0-20243                                          41-1673770
(Commission File Number)                       (IRS Employer Identification No.)


6740 SHADY OAK ROAD, MINNEAPOLIS, MN                      55344-3433
  (Address of Principal Executive Offices)                (Zip Code)


       Registrant's telephone number, including area code: (612) 947-5200


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


                                   Page 1 of 4
                                    1 Exhibit


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On September 27, 1996 the Registrant ("ValueVision"), through its wholly-owned subsidiary, ValueVision Direct Marketing Company, Inc., a Minnesota corporation, closed on the acquisition of substantially all of the assets of Montgomery Ward Direct, L.P., a Delaware limited partnership, the four-year-old catalog business of Montgomery Ward & Co., Incorporated ("Montgomery Ward"). The effective date of the transaction was July 27, 1996. Certain wholly-owned subsidiaries of Montgomery Ward are the sole partners of Montgomery Ward Direct, L.P. ValueVision issued 1,484,993 new vested warrants, with an exercise price of $0.01 per share, to Montgomery Ward and assumed certain liabilities as full consideration for the acquisition of Montgomery Ward Direct. ValueVision received approximately $4.7 million in net assets of Montgomery Ward Direct, including cash, inventory, furniture, fixtures and equipment, and accounts receivable.

         Concurrently with such acquisition, ValueVision and Montgomery Ward entered into amended operating, license and other agreements which grant ValueVision the right to use the Montgomery Ward Direct(sm) service mark and extend the use of certain other service marks, expand Montgomery Ward's advertising support and increase ValueVision's sales promotion rights. ValueVision issued 1,484,467 new vested warrants exercisable at $0.01 per share to Montgomery Ward in exchange for 18,000,000 unvested ValueVision warrants from a grant in August 1995 of 25,000,000 warrants exercisable at prices ranging from $7.00 to $17.00. On September 28, 1996, ValueVision issued an additional 2,200,000 new vested warrants, with an exercise price of $0.01 per share, to Montgomery Ward in exchange for the remaining 7,000,000 vested ValueVision warrants granted in August 1995, which had exercise prices ranging from $6.50 to $6.75.

         The terms of the asset acquisition and the establishment of the purchase price were arrived at as a result of arm's length negotiations between ValueVision management and the management of Montgomery Ward. Montgomery Ward owns 1,280,000 shares of ValueVision Common Stock and an aggregate of 5,169,460 vested warrants to acquire shares of ValueVision Common Stock at an exercise price of $0.01 per share. John Workman, an executive officer of Montgomery Ward, is a director of ValueVision.

         (b) The assets acquired had been used by Montgomery Ward in direct mail marketing operations. ValueVision intends to incorporate such assets into its telemarketing and fulfillment operations to support the growth of its own direct mail business.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


MONTGOMERY WARD DIRECT L.P.

FINANCIAL STATEMENTS AS OF
DECEMBER 29, 1995 AND DECEMBER 30, 1994
TOGETHER WITH REPORT OF
INDEPENDENT PUBLIC ACCOUNTANTS


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Montgomery Ward Direct L.P.:

We have audited the accompanying balance sheets of Montgomery Ward Direct L.P. (a Delaware limited partnership) as of December 29, 1995 and December 30, 1994, and the related statements of operations, changes in partners' investment (deficit) and cash flows for the three years in the period ended December 29, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Montgomery Ward Direct L.P. as of December 29, 1995 and December 30, 1994, and the results of its operations and its cash flows for the three years in the period ended December 29, 1995, in conformity with generally accepted accounting principles.


                                             Arthur Andersen LLP


Minneapolis, Minnesota,
 March 8, 1996
 (except with respect
 to the matter discussed
 in Note 9, as to which
 the date is July 27, 1996)


                           MONTGOMERY WARD DIRECT L.P.

                                 Balance Sheets

                                 (In Thousands)

                                                            July 26,    December 29,     December 30,
                                                              1996          1995             1994
                                                            --------    ------------     ------------
                          ASSETS                           (Unaudited)
CURRENT ASSETS:
   Cash and temporary investments                           $  6,430       $ 13,697        $ 16,468
   Accounts receivable, net of allowance for doubtful
      accounts of $175, $533 and $143                            813          1,473           2,755
   Merchandise inventories                                     9,141         10,587          29,147
   Promotional material                                        2,007          3,296           7,843
   Prepaid expenses and other current assets                      41             34              52
                                                            --------       --------        --------
               Total current assets                           18,432         29,087          56,265

PROPERTY, EQUIPMENT AND LEASEHOLD
   IMPROVEMENTS, net (Note 3)                                    557            701           1,219
                                                            --------       --------        --------
                                                            $ 18,989       $ 29,788        $ 57,484
                                                            ========       ========        ========
         LIABILITIES AND PARTNERS' INVESTMENT
                      (DEFICIT)

CURRENT LIABILITIES:
   Checks issued not yet presented for payment              $    666       $  6,124        $  9,891
   Accounts payable                                            5,093          8,264          21,196
   Payables to partners, net                                   3,777          5,874          11,959
   Notes payable to partners                                    --            6,000            --
   Accrued payroll and benefits                                  615          1,486           1,504
   Other accrued liabilities                                   4,032          5,842           9,927
   Current portion of leasehold obligations                      128             19              19
                                                            --------       --------        --------
               Total current liabilities                      14,311         33,609          54,496

LEASEHOLD OBLIGATIONS                                           --              220             247
                                                            --------       --------        --------
               Total liabilities                              14,311         33,829          54,743

COMMITMENTS AND CONTINGENCIES
   (Notes 6 and 7)

PARTNERS' INVESTMENT (DEFICIT)                                 4,678         (4,041)          2,741
                                                            --------       --------        --------
                                                            $ 18,989       $ 29,788        $ 57,484
                                                            ========       ========        ========

      The accompanying notes are an integral part of these balance sheets.


                           MONTGOMERY WARD DIRECT L.P.

                            Statements of Operations

                                 (In Thousands)

                                               For the Seven Months
                                                       Ended                              For the Years Ended
                                             --------------------------       -----------------------------------------------
                                              July 26,         July 28,       December 29,    December 30,      December 31,
                                                1996             1995             1995            1994             1993
                                             ---------        ---------       ------------    ------------      ------------
                                            (Unaudited)      (Unaudited)
NET SALES:
   Company and syndication (Note 2)          $  40,498        $  99,748        $ 164,932        $ 187,908        $ 115,602
                                             =========        =========        =========        =========        =========
   Company only                              $  39,500        $  96,807        $ 159,947        $ 180,573        $ 111,893

COST OF SALES                                   24,211           61,620           98,100          106,561           64,562
                                             ---------        ---------        ---------        ---------        ---------
               Gross profit                     15,289           35,187           61,847           74,012           47,331

OPERATING EXPENSES:
   Catalog                                      10,296           29,802           46,419           58,955           37,158
   Selling, general and administrative           7,038           12,051           20,426           17,744           11,356
   Restructuring charges (Note 8)                 --              2,182            2,182             --               --
   Other income, net                              (193)            (238)            (429)            (505)            (305)
                                             ---------        ---------        ---------        ---------        ---------
               Loss from operations             (1,852)          (8,610)          (6,751)          (2,182)            (878)

INTEREST INCOME (EXPENSE)                          189              (25)             (31)             (50)             158
                                             ---------        ---------        ---------        ---------        ---------
               Net loss                      $  (1,663)       $  (8,635)       $  (6,782)       $  (2,232)       $    (720)
                                             =========        =========        =========        =========        =========

   The accompanying notes are an integral part of these financial statements.


                           MONTGOMERY WARD DIRECT L.P.

             Statements of Changes in Partners' Investment (Deficit)

                                 (In Thousands)

                                            For the Seven Months
                                                    Ended                              For the Years Ended
                                           ------------------------      ---------------------------------------------
                                           July 26,        July 28,      December 29,    December 30,     December 31,
                                             1996            1995            1995            1994             1993
                                           --------        --------      ------------    ------------     ------------
                                          (Unaudited)     (Unaudited)
BALANCE, beginning of period               $ (4,041)       $  2,741        $  2,741        $  4,973        $  5,693

   Capital contributions by partners         10,382            --              --              --              --

   Net loss                                  (1,663)         (8,635)         (6,782)         (2,232)           (720)
                                           --------        --------        --------        --------        --------

BALANCE, end of period                     $  4,678        $ (5,894)       $ (4,041)       $  2,741        $  4,973
                                           ========        ========        ========        ========        ========

   The accompanying notes are an integral part of these financial statements


                           MONTGOMERY WARD DIRECT L.P.

                            Statements of Cash Flows

                                 (In Thousands)


                                                       For the Seven Months Ended              For the Year Ended
                                                       --------------------------   -------------------------------------------
                                                         July 26,       July 28,    December 29,    December 30,   December 31,
                                                           1996           1995          1995            1994           1993
                                                       -----------    -----------   ------------    ------------   ------------
                                                       (Unaudited)    (Unaudited)
OPERATING ACTIVITIES:
   Net loss                                             $ (1,663)      $ (8,635)      $ (6,782)      $ (2,232)      $   (720)
   Adjustments to reconcile net loss to net cash
      provided by (used for) operating activities-
         Depreciation and amortization                       126            140            498            264            181
         Changes in other operating items-
            Accounts receivable                              660          1,346          1,282         (1,091)        (1,388)
            Merchandise inventories                        1,446         12,906         18,560         (6,911)       (12,989)
            Promotional material                           1,289          2,955          4,547         (1,185)        (5,568)
            Prepaid expenses and other                        (7)            10             18            (12)            10
            Checks issued not yet presented for
               payment                                    (5,458)        (7,965)        (3,767)         3,576          4,336
            Accounts payable                              (3,171)       (14,432)       (12,932)         9,094          1,609
            Payables to partners, net                     (2,097)         1,078         (6,085)         9,230          3,108
            Accrued liabilities                           (2,299)        (4,560)        (4,103)         3,867          4,580
                                                        --------       --------       --------       --------       --------
               Net cash provided by (used for)
                  operating activities                   (11,174)       (17,157)        (8,764)        14,600         (6,841)
                                                        --------       --------       --------       --------       --------
INVESTING ACTIVITIES:
   Net property, plant and equipment
      disposals (purchases)                                   18             20             20           (458)          (438)
                                                        --------       --------       --------       --------       --------
FINANCING ACTIVITIES:
   Capital contribution by partner                         4,000           --             --             --             --
   Borrowings from partners                                 --            6,000          6,000          8,000          6,000
   Repayments on borrowings from partners                   --             --             --           (8,000)        (6,000)
   Payments on leasehold obligations                        (111)           (20)           (27)           (47)           (45)
                                                        --------       --------       --------       --------       --------
               Net cash provided by (used for)
                  financing activities                     3,889          5,980          5,973            (47)           (45)
                                                        --------       --------       --------       --------       --------
               Net increase (decrease) in cash and
                  temporary investments                   (7,267)       (11,157)        (2,771)        14,095         (7,324)

CASH AND TEMPORARY INVESTMENTS:
   Beginning of period                                    13,697         16,468         16,468          2,373          9,697
                                                        --------       --------       --------       --------       --------
   End of period                                        $  6,430       $  5,311       $ 13,697       $ 16,468       $  2,373
                                                        ========       ========       ========       ========       ========
NONCASH INVESTING AND
   FINANCING ACTIVITIES:
      Noncash capital contributions                     $  6,382       $   --         $   --         $   --         $   --
                                                        ========       ========       ========       ========       ========

   The accompanying notes are an integral part of these financial statements


                           MONTGOMERY WARD DIRECT L.P.

                          Notes to Financial Statements

                     December 29, 1995 and December 30, 1994

                (Including Data Applicable to Unaudited Periods)

                                 (In Thousands)


1. DESCRIPTION OF BUSINESS AND FUNDING OF OPERATIONS:

Montgomery Ward Direct L.P. (MWD or the Company) is a Delaware limited partnership of affiliates of Fingerhut Companies, Inc. (Fingerhut) and Montgomery Ward & Co., Incorporated (Montgomery Ward). MWD is a direct marketer of retail consumer products through the mailing of specialty and general merchandise catalogs. The catalogs are targeted mainly to Montgomery Ward credit card account holders. Fingerhut's distribution facilities and computer systems are used to operate the business. The Company purchases products independently from suppliers but relies on vendor relationships and terms, in many instances, that have been developed by its partners. The Company's fiscal year is the 52-53-week period ending on the Friday closest to the calendar year-end. Operations for fiscal 1995 and 1994 include 52 weeks.

Since inception, the Company has been financed through cash flow from operations, the initial funding by the partners and operating loans from the partners during peak inventory seasons. Loans outstanding as of the end of 1995 were $6,000 (see Note 5). There were no loans outstanding as of the end of 1994.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INTERIM FINANCIAL STATEMENTS

The balance sheet as of July 26, 1996 and the related statements of operations, changes in partners' investment (deficit) and cash flows for the seven-month periods ended July 26, 1996 and July 28, 1995 are unaudited. However, in the opinion of management, these interim financial statements include all adjustments (consisting of only normal recurring adjustments) which are necessary for the fair presentation of the results for the interim periods presented. The results of operations for the unaudited seven-month period ended July 26, 1996 are not necessarily indicative of the results which may be expected of the entire 1996 fiscal year.

REVENUE RECOGNITION

The Company recognizes sales and the related cost of sales at the time products are shipped to the customer. Collections for unshipped orders are reflected as a component of accrued liabilities in the accompanying balance sheets. The Company allows for merchandise returns at the customer's discretion. There is no stated time limit for acceptance of returns. Returns are estimated and provided for at the time of sale based on historical experience. A reserve for returns approximating related gross profit on expected returns is included in accrued liabilities. Shipping and handling fees collected from customers are recognized as product is shipped and are offset against actual shipping expenses as a component of selling, general and administrative expenses.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SYNDICATION ARRANGEMENTS

The Company has contracted with various other mail-order catalogers to prepare and mail catalogs to MWD customers. This occurs with catalogs that have noncompetitive offers with MWD's base media, in the interest of giving the MWD customer a wide range of products to choose from. The Company collects negotiated fees for resulting sales by the catalogers, and recognized other income of $181, $485, $535 and $309 as a result of these arrangements for the seven months ended July 26, 1996, and for fiscal years 1995, 1994 and 1993, respectively. These amounts are classified as a component of other expense (income) in the accompanying statements of operations.

CASH AND TEMPORARY INVESTMENTS

Cash and temporary investments consist principally of money market instruments with original maturities of three months or less.

MERCHANDISE INVENTORIES

Merchandise inventories are stated at the lower of cost, determined on a first-in, first-out basis, or net realizable value.

PROMOTIONAL MATERIAL AND ADVERTISING COSTS

Print, paper, postage, separations and other advertising-related costs associated directly with the catalog formation are capitalized and amortized over the period(s) in which the related revenues are generated, generally three months from the date the catalog is mailed.

DEPRECIATION AND AMORTIZATION

For financial reporting purposes, the Company provides for depreciation using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the lease period or the useful life of the related asset.

INCOME TAXES

As a partnership, the taxable income or loss of MWD is allocated to its general partners. Accordingly, the Company has not recorded a provision for income taxes.

3.   PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

Property, equipment and leasehold improvements are recorded at cost (less accumulated depreciation and amortization) and are composed of the following:

                                                    July 26,     December 29,    December 30,
                                                      1996           1995           1994
                                                    -------        -------        -------
Furniture and fixtures                              $   769        $   769        $   769
Leasehold improvements                                  371            371            371
Computer equipment and software                         362            416            436
Machinery and equipment                                 177            177            177
Accumulated depreciation and amortization            (1,122)        (1,032)          (534)
                                                    -------        -------        -------
                                                    $   557        $   701        $ 1,219
                                                    =======        =======        =======

4. ACCRUED LIABILITIES:

Accrued liabilities consist of the following:
                                                    July 26,     December 29,    December 30,
                                                      1996           1995           1994
                                                    -------        -------        -------

Merchandise returns                                 $ 1,499        $ 3,305        $ 5,008
Promotional material                                  1,182            537          3,095
Customer refunds                                         11            604            765
Telephone charges                                       159            445            354
Syndication charges                                     386            218            --
Deferred revenue                                        160            101            228
Other                                                   635            632            477
                                                    -------        -------        -------
                                                    $ 4,032        $ 5,842        $ 9,927
                                                    =======        =======        =======

5. RELATED-PARTY TRANSACTIONS:

In accordance with terms of the partnership agreement, the Company purchases goods and services from Fingerhut, including inventory. This allows the Company to operate with minimal capital investment. Fingerhut supplies paper purchasing, order processing, fulfillment, customer service, systems support, insurance, legal and other operational services and facilities. Purchases from Fingerhut under these agreements aggregated $33,265, $33,404 and $19,057 during 1995, 1994 and 1993, respectively. The Company began renting its customer list to certain mail-order businesses in the fourth quarter of 1993. This service is managed by Fingerhut.

Most customers of the Company utilize the Montgomery Ward revolving charge plan to pay for purchases. The Company is licensed to use the plan and sells all related receivables, without recourse, to Montgomery Ward. Balances due the Company under this arrangement totaled $465 and $1,127 at December 29, 1995 and December 30, 1994, respectively, and are included in accounts receivable in the accompanying balance sheets. The Company is obligated to pay its pro rata share of servicing support fees that Montgomery Ward is required to pay. There were no such charges to MWD in 1995, 1994 or 1993. The Company was charged $1,281, $1,249 and $475 by Montgomery Ward to cover related bad debt losses during 1995, 1994 and 1993, respectively. Overstock apparel inventory is sold to Montgomery Ward Outlet stores at the Company's cost. The Company is charged back by the outlet stores for actual costs to sell product which include labor, markdowns and incidental store costs. These charge-backs totaled $142, $185 and $289 in 1995, 1994 and 1993.

MWD has notes payable to its partners as of December 29, 1995 totaling $6,000. These notes bear interest at prime and are payable on demand.

6. FINANCING:

The Company has a letter-of-credit agreement which provides for a $10,000 credit line with Norwest Bank Minnesota, National Association. As of December 29, 1995 and December 30, 1994, letters of credit of $1,592 and $6,105, respectively, were outstanding under the line, generally related to purchases of inventory from foreign suppliers.

7. COMMITMENTS AND CONTINGENCIES:

LEASES

The Company leases its administrative office facility under a renewable lease agreement. The initial lease term expires in 1997. During 1994, the Company expanded into additional space as part of a master lease arrangement. The Company obtained a letter of credit payable to the lessor as required under this agreement. The amount required decreases over the life of the lease and was $134 and $219 at December 29, 1995 and December 30, 1994, respectively. Related lease expense for 1995, 1994 and 1993 was $238, $219 and $189, respectively. Future minimum lease payments for the years ending December 31 are as follows:

                          1996                                $328
                          1997                                 137

USE TAX ON SALES

The Company's principal direct marketing operations are conducted from Minnesota. It also distributes inventory out of a facility in Tennessee. State taxes are collected solely from customers who reside in those two states. Several states have taken initiatives to impose sales tax collection and remittance obligations on companies which sell into their jurisdictions by means of direct mail or shipment. The Company believes it is not obligated for the collection and remittance of sales tax in those circumstances and that such state initiatives will not be sustained.

RETIREMENT PLAN AND DEFERRED COMPENSATION

The Company has a 401(k) plan for which all associates are eligible. The 401(k) plan provides for a matching Company contribution and immediate vesting to encourage participation. The Company charged $94, $103 and $73 to expense in 1995, 1994 and 1993, respectively, for contributions to the plan. A deferred compensation plan was also established in order to attract and retain former Fingerhut employees to key positions. The Company charged $71, $107 and $66 to expense in 1995, 1994 and 1993, respectively, for contributions to this plan.

LITIGATION

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial position or results of operations.

8.   RESTRUCTURING CHARGES:

In February 1995, MWD began to phase out its apparel line. Apparel net sales for 1994 were approximately $16,000 with a gross margin of 39%. Termination and other exit costs of $2,182 were charged to 1995 operations. Included in these costs are certain lease payments referred to in Note 7.

9.   SALE OF NET ASSETS OF PARTNERSHIP:

In July 1996, the Company entered into an agreement with ValueVision International, Inc. (ValueVision) for the acquisition of the net assets of the Company, as defined. In connection with this transaction, the partners agreed to forgive the Company's notes payable to the partners and accrued interest, totaling $6,382. In addition, Fingerhut contributed $4,000 in capital to MWD, in consideration for its withdrawal from the partnership. ValueVision assumed effective control of MWD as of July 27, 1996.


         (b)  PRO FORMA FINANCIAL INFORMATION


              PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma unaudited consolidated financial information for ValueVision International, Inc. (ValueVision, or the Company) consists of Pro Forma Unaudited Statements of Operations for the year ended January 31, 1996, and for the six months ended July 31, 1996 and a Pro Forma Unaudited Consolidated Balance Sheet as of July 31, 1996. The Pro Forma Unaudited Consolidated Statements of Operations give effect to the acquisition of Montgomery Ward Direct L.P. (the Transaction) as if it had occurred on the first day of the respective periods. The Pro Forma Unaudited Consolidated Balance Sheet gives effect to the Transaction as if it had occurred on July 31, 1996.

On September 30, 1996, the Company executed an agreement pursuant to which it would acquire the net assets of MWD, in exchange for 1,484,993 warrants to purchase shares of ValueVision common stock at an exercise price of $.01 per warrant, to be valued at the market price of the stock as defined. The Pro Forma Unaudited Consolidated Financial Statements give effect to certain adjustments related to the acquisition of MWD, including (i) issuance of the above-mentioned warrants; (ii) the valuation of acquired net assets and liabilities at estimated fair values at the date of the Transaction (including customer lists and related amortization); (iii) goodwill created by the acquisition and related amortization; (iv) estimated income tax effects of the Transaction.

The Pro Forma Unaudited Consolidated Financial Statements and accompanying notes should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference in this filing. The Pro Forma Unaudited Consolidated Financial Statements do not purport to represent what the results of operations or financial position of ValueVision would actually have been if the aforementioned Transaction in fact had occurred on the dates indicated above or at any future date.

                VALUEVISION INTERNATIONAL, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JANUARY 31, 1996


                                                                                                   Pro Forma
                                                               ValueVision          MWD           Adjustments         Pro Forma
                                                              -------------    -------------     -------------      -------------
Net sales                                                     $  88,909,853    $ 151,940,171     $        --        $ 240,850,024
Cost of sales                                                    52,268,398       93,205,207              --          145,473,605
                                                              -------------    -------------     -------------      -------------
      Gross profit                                               36,641,455       58,734,964              --           95,376,419
                                                              -------------    -------------     -------------      -------------

Operating expenses:
      Distribution and selling                                   28,177,953       60,951,613              --           89,129,566
      General and administrative                                  4,421,924        3,345,762              --            7,767,686
      Depreciation and amortization                               4,807,735          518,443           219,244 (7)      5,925,422
                                                                      --               --              380,000 (8)
                                                              -------------    -------------     -------------      -------------
            Total operating expenses                             37,407,612       64,815,818           599,244        102,822,674
                                                              -------------    -------------     -------------      -------------
Operating loss                                                     (766,157)      (6,080,854)         (599,244)        (7,446,255)
                                                              -------------    -------------     -------------      -------------
Other income (expense):
      Gain on sale of investment in National Media Corporation    8,480,453             --                --            8,480,453
      Litigation costs                                             (617,000)            --                --             (617,000)
      Equity in earnings of affiliates                            1,983,226             --                --            1,983,226
      Interest income                                             2,137,720          430,741              --            2,568,461
      Other, net                                                    (98,677)        (528,976)             --             (627,653)
                                                              -------------    -------------     -------------      -------------
            Total other income (expense)                         11,885,722          (98,235)             --           11,787,487
                                                              -------------    -------------     -------------      -------------
Income (loss) before taxes                                       11,119,565       (6,179,089)         (599,244)         4,341,232
      Income tax provision                                          100,000             --            (100,000)(9)          --
                                                              -------------    -------------     -------------      -------------
Net income (loss)                                             $  11,019,565       (6,179,089)         (499,244)     $   4,341,232
                                                              =============    =============     =============      =============

Net income per common and common equivalent share             $        0.38                                         $        0.14
                                                              =============                                         =============

Weighted average number of common shares and common
      equivalent shares outstanding                              28,627,356             --           1,484,993(10)     30,112,349
                                                              =============    =============     =============      =============

The accompanying notes are an integral part of this pro forma consolidated financial statement.


                VALUEVISION INTERNATIONAL, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JULY 31, 1996

                                                                                                   Pro Forma
                                                          ValueVision              MWD            Adjustments          Pro Forma
                                                          ------------        ------------        ------------        ------------

Net sales                                                 $ 47,128,421        $ 34,805,661        $       --          $ 81,934,082
Cost of sales                                               28,011,710          21,432,683                --            49,444,393
                                                          ------------        ------------        ------------        ------------
      Gross profit                                          19,116,711          13,372,978                --            32,489,689
                                                          ------------        ------------        ------------        ------------

Operating expenses:
      Distribution and selling                              15,094,677          13,552,616                --            28,647,293
      General and administrative                             2,769,169           1,171,619                --             3,940,788
      Depreciation and amortization                          2,730,390             108,002             109,622 (7)       3,138,014
                                                                                                       190,000 (8)
                                                          ------------        ------------        ------------        ------------
         Total operating expenses                           20,594,236          14,832,237             299,622          35,726,095
                                                          ------------        ------------        ------------        ------------
Operating loss                                              (1,477,525)         (1,459,259)           (299,622)         (3,236,406)
                                                          ------------        ------------        ------------        ------------

Other income (expense):
     Gain on sale of broadcast stations                     27,050,000                --                  --            27,050,000
     Equity in losses of affiliates                            (95,124)               --                  --               (95,124)
     Interest income                                         2,158,057             195,397                --             2,353,454
     Other, net                                                  9,446                (743)               --                 8,703
                                                          ------------        ------------        ------------        ------------
         Total other income                                 29,122,379             194,654                --            29,317,033
                                                          ------------        ------------        ------------        ------------
Income (loss) before taxes                                  27,644,854          (1,264,605)           (299,622)         26,080,627
     Income tax provision                                   11,046,000                --              (626,000) (9)     10,420,000
                                                          ------------        ------------        ------------        ------------
Net income (loss)                                         $ 16,598,854        $ (1,264,605)       $    326,378        $ 15,660,627
                                                          ============        ============        ============        ============

Net income per common and common equivalent share         $       0.55                                                $       0.50
                                                          ============                                                ============

Weighted average number of common shares and common
     equivalent shares outstanding                          29,996,576                --             1,484,993  (10)    31,481,569
                                                          ============        ============        ============        ============

The accompanying notes are an integral part of this pro forma consolidated financial statement.


                VALUEVISION INTERNATIONAL, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JULY 31, 1996

                          ASSETS
                                                                                                       Pro Forma
                                                                    ValueVision           MWD         Adjustments     Pro Forma
                                                                   -------------    -------------    -------------    -------------
Current assets:
      Cash and cash equivalents                                    $  26,372,637    $   6,429,988    $        --      $  32,802,625
      Short-term investments                                          48,036,705             --               --         48,036,705
      Accounts receivable, net                                         8,234,328          813,204             --          9,047,532
      Inventories                                                     10,326,167        9,140,298             --         19,466,465
      Prepaid expenses and other                                       4,505,336        2,048,053             --          6,553,389
      Deferred taxes                                                     250,000             --               --            250,000
                                                                   -------------    -------------    -------------    -------------
           Total current assets                                       97,725,173       18,431,543             --        116,156,716

Property and equipment, net                                           12,011,779          557,263             --         12,569,042
Federal Communications Commission licenses, net                        7,083,808             --               --          7,083,808
Montgomery Ward operating agreement and licenses, net                 15,712,553             --               --         15,712,553
Investments and other assets, net                                     11,234,288             --          1,900,000 (1)   15,765,158
                                                                                                         2,630,870 (2)
                                                                   -------------    -------------    -------------    -------------
                                                                   $ 143,767,601    $  18,988,806    $   4,530,870    $ 167,287,277
                                                                   =============    =============    =============    =============



           LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Current maturities of long-term obligations                  $     200,000    $     127,446    $     (38,234)(3)$     289,212
      Accounts payable                                                12,141,425        9,536,314             --         21,677,739
      Accrued liabilities                                              5,225,688        4,647,104          750,000 (4)   10,622,792
      Income taxes payable                                             4,766,117             --               --          4,766,117
                                                                   -------------    -------------    -------------    -------------
           Total current liabilities                                  22,333,230       14,310,864          711,766       37,355,860

Long-term obligations                                                    305,745             --               --            305,745
                                                                   -------------    -------------    -------------    -------------
      Total liabilities                                               22,638,975       14,310,864          711,766       37,661,605
                                                                   -------------    -------------    -------------    -------------

Partners' investment                                                        --          4,677,942       (4,677,942)(5)          --

Shareholders' equity:
      Common stock, $.01 par value, 100,000 shares authorized;
           29,888,298 and 29,343,748 shares issued and outstanding       298,883             --               --            298,883
      Montgomery Ward common stock purchase warrants;
           26,295,349 and 25,770,461                                  17,500,000             --          8,497,046 (6)   25,997,046
      Additional paid-in capital                                      88,332,038             --               --         88,332,038
      Net unrealized holding loss on investments available-for-sale     (105,682)            --               --           (105,682)
      Retained earnings                                               15,103,387             --               --         15,103,387
                                                                   -------------    -------------    -------------    -------------
           Total shareholders' equity                                121,128,626        4,677,942        3,819,104      129,625,672
                                                                   -------------    -------------    -------------    -------------
                                                                   $ 143,767,601    $  18,988,806    $   4,530,870    $ 167,287,277
                                                                   =============    =============    =============    =============

The accompanying notes are an integral part of this pro forma consolidated balance sheet.


         NOTES TO PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF JULY 31, 1996 AND
   FOR THE YEAR ENDED JANUARY 31, 1996, AND THE SIX MONTHS ENDED JULY 31, 1996


1. Reflects the estimated fair value of certain customer lists acquired from MWD in the Transaction.

2. Reflects the cost exceeding the net identifiable assets acquired of MWD. The final allocation of the purchase price will be determined as soon as practicable after consummation of the Transaction.

3. Reflects the adjustment to reduce the assumed capital lease obligation to its fair value.

4. Reflects the recording of estimated payments to be made to the former owner of MWD pursuant to the Transaction. The final allocation of the purchase price will be determined as soon as practicable after consummation of the Transaction.

5.   Reflects the elimination of MWD partners' investment as of July 31, 1996.

6. Reflects the value assigned to the 1,484,993 warrants granted to the former owner of MWD and the related acquisition costs in connection with the Transaction.

7. Reflects amortization expense relating to the goodwill arising from the Transaction amortized on a straight-line basis over 12 years. The final allocation of the purchase price will be determined as soon as practicable after consummation of the Transaction.

8. Reflects amortization expense relating to the customer lists acquired from MWD as part of the Transaction. These costs are being amortized on a straight-line basis over 5 years.

9. Reflects the income tax effects of the assumed results of operations of MWD, as well as the income tax effects of pro forma adjustments.

10. Reflects the issuance of 1,484,993 warrants for consideration in the Transaction. Such warrants are considered to be common stock equivalents for purposes of computing net income per share.


         (c)      EXHIBITS

                  10(1) Restructuring Agreement dated July 27, 1996 between Montgomery Ward & Co., Incorporated and ValueVision International, Inc., incorporated by reference to Exhibit 10(a) to the Company's report on Form 10-Q for the quarterly period ended July 31, 1996.

                  10(2) Asset Purchase Agreement dated July 27, 1996 between Montgomery Ward Direct, L.P. and ValueVision Direct Marketing Company, Inc.*

                  10(3) Amended and Restated Operating Agreement dated July 27, 1996 between Montgomery Ward & Co., Incorporated and ValueVision International, Inc.*

                  10(4) Agreement dated July 27, 1996 between Signature Financial/Marketing, Inc. and ValueVision International, Inc.*

                  10(5) Amended and Restated Servicemark License Agreement dated July 27, 1996 between Montgomery Ward & Co., Incorporated and ValueVision International, Inc.*

                  10(6) Letter agreement between Montgomery Ward & Co., Incorporated and ValueVision International, Inc.*

                  10(7) Amended and Restated Warrant Agreement dated July 27, 1996 among ValueVision International, Inc., Montgomery Ward & Co., Incorporated and Montgomery Ward Direct, L.P.*

                  10(8) Amended and Restated Registration Rights Agreement dated July 27, 1996 among ValueVision International, Inc., Montgomery Ward Direct, L.P. and Montgomery Ward & Co., Incorporated.*

                  10(9) Agreement dated July 27, 1996 among Merchant Advisors, Limited Partnership, Montgomery Ward & Co., Incorporated and ValueVision International, Inc., incorporated by reference to Exhibit 10(b) to the Company's report on Form 10-Q for the quarterly period ended July 31, 1996.*

                  23(1) Consent of Independent Public Accountants

* Previously filed.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on this 12th day of December, 1996.

                                  VALUEVISION INTERNATIONAL, INC.


                                  By:  /s/ Stuart R. Romenesko
                                       Stuart R. Romenesko
                                       Senior Vice President - Finance and
                                       Chief Financial Officer